Exhibit 99.1

Independent Auditor’s Report

To Board of Directors and Stockholders of

Allegro Diagnostics Corp.

We have audited the accompanying financial statements of Allegro Diagnostics Corp., which comprise the balance sheet as of December 31, 2013, and the related statements of operations, of changes in redeemable convertible preferred stock and stockholders’ deficit and of cash flows for the year then ended.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Allegro Diagnostics Corp. as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred recurring losses from operations and negative cash flows from operations since inception, has a working capital deficit at December 31, 2013 and will require additional financing to fund future operations.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 22, 2014

Allegro Diagnostics Corp.

Balance Sheet

December 31, 2013

Assets
Current assets
Cash	$529,485
Total current assets	529,485
Property, plant and equipment	—
Other assets	13,170
Total assets	$542,655
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$941,136
Accrued expenses	765,161
Convertible promissory notes	5,749,722
Derivative liability	7,837,680
Total current liabilities	15,293,699
Convertible promissory notes	—
Derivative liability	—
Total liabilities	15,293,699
Commitments and Contingencies (Note 11)
Redeemable convertible preferred stock
Series A redeemable convertible preferred stock: $0.01 par value; 44,145,897 shares authorized as of December 31, 2013; 4,094,795 shares issued and outstanding as of December 31, 2013 (Liquidation preference of $14,212,385 at December 31, 2013)	12,708,012
Stockholders’ deficit
Common stock: $0.01 par value; 65,082,781 shares authorized as of December 31, 2013; 809,114 shares issued and outstanding as of December 31, 2013	8,091
Accumulated deficit	(27,467,147)
Total stockholders’ deficit	(27,459,056)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$542,655

The accompanying notes are an integral part of these financial statements.

Allegro Diagnostics Corp.

Statement of Operations

Year Ended December 31, 2013

Operating expenses
Research and development	$1,624,473
General and administrative	1,356,211
Total operating expenses	2,980,684
Loss from operations	(2,980,684)
Other (expense) income
Interest expense	(2,347,048)
Change in fair value of derivative liability	(4,141,938)
Other income	21,622
Interest income	810
Total other expense	(6,466,554)
Net loss	$(9,447,238)

The accompanying notes are an integral part of these financial statements.

Allegro Diagnostics Corp.

Statement of Changes in Redeemable Convertible Preferred Stock and Stockholders’ Deficit

Year Ended December 31, 2013

	Series A
	Redeemable Convertible
	Preferred Stock		Common Stock		Additional		Total
	Number of	Carrying	Number of	$0.01	Paid-In	Accumulated	Stockholders’
	Shares	Value	Shares	Par Value	Capital	Deficit	Deficit
Balances as of December 31, 2012	4,094,795	11,889,663	809,114	8,091	—	(17,258,211)	(17,250,120)
Accretion of Series A preferred stock issuance costs	—	10,200	—	—	(10,200)	—	(10,200)
Accretion of Series A preferred stock dividends	—	808,149			(46,451)	(761,698)	(808,149)
Stock-based compensation expense	—	—	—	—	56,651	—	56,651
Net loss	—	—	—	—	—	(9,447,238)	(9,447,238)
Balances as of December 31, 2013	4,094,795	$12,708,012	809,114	$8,091	$—	$(27,467,147)	$(27,459,056)

The accompanying notes are an integral part of these financial statements.

Allegro Diagnostics Corp.

Statements of Cash Flows

Year Ended December 31, 2013

Cash flows from operating activities
Net loss	$(9,447,238)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	3,397
Stock-based compensation	56,651
Change in fair value of derivative liability	4,141,938
Non-cash interest expense	2,048,262
Change in operating assets and liabilities
(Increase) decrease in other assets	219
Increase in accounts payable	666,448
Increase in accrued expenses	181,137
Net cash used in operating activities	(2,349,186)
Cash flows from financing activities
Proceeds from issuance of convertible
promissory notes and derivative instruments	2,750,000
Net cash provided by financing activities	2,750,000
Net cash increase in cash	400,814
Cash
Beginning of year	128,671
End of year	$529,485

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

During the year ended December 31, 2013, the Company recorded accretion of issuance costs related to Series A Redeemable Convertible Preferred Stock in the amount of $10,200.

During the year ended December 31, 2013, the Company recorded accretion of Series A Redeemable Convertible Preferred Stock dividends in the amounts of $808,149.

The accompanying notes are an integral part of these financial statements.

Allegro Diagnostics Corp.

Notes to Financial Statements

1.                            Significant Accounting Policies

Nature of the Business and Basis of Presentation

Allegro Diagnostics Corp. (the “Company”) was incorporated on August 11, 2006 as a Delaware corporation.  The Company is a leader in the field of gene expression molecular diagnostic testing for lung cancer and other diseases, the results of which are intended to provide earlier, more accurate information to clinicians and patients regarding patient health.

The Company’s financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities in the ordinary course of business.  The Company has experienced recurring losses and negative cash flows since inception, has a working capital deficit at December 31, 2013, and has an accumulated deficit of $27,467,147 at December 31, 2013.  The future viability of the Company is largely dependent on its ability to generate cash from operating activities or to raise additional capital to finance its operations.  The Company’s failure to raise capital as and when needed will have a negative impact on its financial condition and its ability to pursue its business strategies.  If adequate funds are not available to the Company, the Company will be required to delay, reduce or eliminate research and development programs, reduce or eliminate product commercialization efforts, obtain funds through arrangements with collaborators on terms unfavorable to the Company or pursue merger or acquisition strategies.  Although Management continues to pursue these plans, there is no assurance that the Company will be successful in obtaining sufficient funding on terms acceptable to the Company to fund continuing operations, if at all.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company is subject to risks and uncertainties common to early-stage companies in the medical device industry, including, but not limited to, development by competitors of new technological innovations, dependence on key personnel, protection of proprietary technology, compliance with government regulations, and ability to secure additional capital to fund operations.  Products currently under development will require significant additional research and development efforts, including extensive testing and regulatory approval prior to commercialization.  These efforts require significant amounts of additional capital, adequate personnel infrastructure and extensive compliance reporting capabilities.  There can be no assurance that the Company’s research and development will be successfully completed, that adequate protection for the Company’s technology will be obtained, that any products developed will obtain necessary government regulatory approval or that any approved products will be commercially viable.  The Company operates in an environment of rapid change in technology and substantial competition from medical device and biotechnology companies.  In addition, the Company is dependent upon the services of its employees and consultants.

In June 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2014-10, Development Stage Entities: Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. This accounting standard eliminates all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by reducing the cost and complexity associated with providing the information. The Company will no longer be required to present inception-to-date information. This ASU is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2014, with early adoption permitted.  The Company has elected to early adopt the ASU for its 2013 financial statements. The Company’s adoption of this standard as of December 31, 2013 impacted the presentation of the financial statements and eliminated the presentation of inception to date information.

Allegro Diagnostics Corp.

Notes to Financial Statements

In May 2014, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update 2014-09, Revenue from Contracts with Customers, or ASU 2014-09. ASU 2014-09 supersedes the revenue recognition requirements of FASB Accounting Standards Codification Topic 605, Revenue Recognition, or ASC Topic 605, and most industry-specific guidance throughout the ASC, resulting in the creation of FASB ASC Topic 606, Revenue from Contracts with Customers. ASU 2014-09 requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 provides alternative methods of retrospective adoption and is effective for fiscal years beginning after December 15, 2017. Early adoption is not permitted. The Company is currently assessing the potential impact of adopting ASU 2014-09 on its financial statements and related disclosures.

Use of Estimates

Management has used estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities in its preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).  Actual results experienced by the Company may differ from those estimates.

Revenue Recognition

Grant revenues, derived from research grants from the U.S. federal government that provide for reimbursement of costs incurred by the Company in performing the related research, up to an agreed-upon amount, are recognized upon performance of reimbursable activities, as specified under the terms and conditions of the grant agreements.  The related costs incurred by the Company under the government research grant are included in research and development expense in the Company’s statement of operations.

Fair Value

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.  A fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last is considered unobservable, is used to measure fair value:

Level 1            Quoted prices in active markets for identical assets or liabilities.

Level 2            Observable inputs (other than Level 1 quoted prices) such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3            Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of accounts payable and accrued expenses approximate their fair value due to the short-term nature of these liabilities.

Allegro Diagnostics Corp.

Notes to Financial Statements

The Company has classified its derivative liabilities within Level 3 of the fair value hierarchy because the fair values are determined using significant unobservable inputs, which include the probabilities of sale and/or liquidation, discount rates, and potential third party sales values.  These values are significant inputs into the model used to calculate the estimated fair value of the derivative liability.

As of December 31, the derivative liability consists of the right contained in the 2012 and 2013 convertible promissory notes whereby under certain conditions, the holders of the notes can elect to receive an amount equal to five times the then outstanding principal amount. As of December 31, 2013, the Company utilized a probability weighted valuation model the estimate the fair value of this derivative liability which takes into consideration various outcomes. The fair value of these derivative liabilities as recorded in the balance sheet was $7,837,680 at December 31, 2013.

The recurring Level 3 fair value measurements of the Company’s derivative liability using probability-weighted discounted cash flow include the following significant unobservable inputs:

	Unobservable Input	At December 31, 2013
Derivative Liability	Probabilities of Company sale	5% - 70%
	Probabilities of Company liquidation	25%
	Estimated enterprise value	$21,000,000
	Discount rate	15%

The following table provides a rollforward of the aggregate fair values of the Company’s derivatives for which fair value is determined by Level 3 inputs:

Balance, December 31, 2012	$2,029,177
Derivatives issued	1,666,565
Increase in fair value	4,141,938
Balance, December 31, 2013	$7,837,680

Cash and Equivalents

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits.  The Company has a cash management program, which provides for the investment of excess cash balances primarily in short- term money market accounts.  The Company considers such highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk include cash and cash equivalents.  Substantially all of the Company’s cash deposits are maintained at large, creditworthy financial institutions.

Property and Equipment

Property and equipment are recorded at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, as follows:

Leasehold improvements	Shorter of life of lease or estimated useful life
Computer equipment	3 years
Computer software	3 years

Allegro Diagnostics Corp.

Notes to Financial Statements

When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation are removed from the balance sheet and any resulting gains or losses are included in continuing income within the statement of operations in the period of disposal.

Research and Development Costs

The Company expenses all research and development costs as incurred.  Included in research and development costs are wages, stock-based compensation and benefits of employees, third-party license fees and other operational costs related to the Company’s research and development activities, including facility-related expenses and external costs of outside contractors engaged by the Company.

Patent Costs

All patent-related costs incurred in connection with filing and prosecuting patent applications are recorded as general and administrative expenses as incurred, as recoverability of such expenditures is uncertain.

Stock-Based Compensation

The Company measures all stock options and other stock-based awards granted to employees at the fair value on the date of the grant using the Black-Scholes option-pricing model.  The fair value of the awards is recognized as expense, net of estimated forfeitures, over the requisite service period, which is generally the vesting period of the respective award.  The straight-line method of expense recognition is applied to all awards with service-only conditions.  The Company classifies stock-based compensation expense in the statements of operations in the same manner in which the award recipient’s payroll costs are classified.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns.  Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  Changes in deferred tax assets and liabilities are recorded in the provision for income taxes.  The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense.  Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.

Allegro Diagnostics Corp.

Notes to Financial Statements

The Company accounts for uncertainty in income taxes recognized in the financial statements by applying a two-step process to determine the amount of tax benefit to be recognized.  First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities.  If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the financial statements.  The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement.  The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.

Comprehensive Loss

The Company’s comprehensive loss is equal to its net loss for all periods presented.

2.                            Property and Equipment

Property and equipment consists of the following as of December 31, 2013:

Leasehold improvements	$6,639
Computer equipment	6,075
Computer software	4,260
16,974
Less: Accumulated depreciation	(16,974)
$—

Depreciation expense for the year ended December 31, 2013 was $3,397.

3.                            Accrued Expenses

Accrued expenses consist of the following as of December 31, 2013:

Research and development expenses	$96,800
Professional and legal fees	256,750
Compensation and benefits	85,500
Interest	303,244
Other	22,867
$765,161

4.                            Notes Payable

2012 Notes

On May 25, 2012, the Company entered into a convertible promissory note purchase agreement with certain investors providing for an aggregate of $3,550,000 for working capital needs.  In May 2012, the Company issued $1,000,000 in notes for cash.  Additional notes were issued in August 2012, December 2012, January 2013, and February 2013 for additional cash proceeds of $1,000,000, $550,000, $166,667, and $833,333, respectively, for total aggregate borrowings of $3,550,000 (collectively the “2012 Notes”).  All notes bear interest at a compound rate of 7% per annum.  The May 2012 and August 2012 Notes had an original maturity date of December 31,

Allegro Diagnostics Corp.

Notes to Financial Statements

2012, but that date was extended to April 30, 2013 as part of a December 2012 amendment.  As part of subsequent financings during 2013, all of the 2012 Notes were again amended and the maturity date was extended to December 31, 2014.

The original terms of the May 2012 and August 2012 Notes provided for automatic conversion upon a Qualified Equity Financing (“QEF”) into new securities issued at a price that is 80% of the amount paid for the new securities.  A QEF was originally defined as new shares issued resulting in proceeds of at least $7,000,000, of which $5,000,000 is from new investors.  If no QEF occurred prior to maturity, the note holders could elect to convert the notes into shares of Series A Redeemable Convertible Preferred Stock at a conversion price of $2.467 per share.

In connection with the December 2012 amendment, the terms of the May 2012 and August 2012 Notes were amended to provide for conversion upon a QEF into new securities issued at a price that is 75% of the amount paid for the new securities.  The December 2012 amendment also added a provision that if no QEF occurs prior to maturity or in the event of the sale of the Company, the note holders can elect to convert the notes into shares of newly designated Series A-1 Redeemable Convertible Preferred Stock at a conversion price of $2.467 per share or receive an amount equal to the sum of (i) five (5) times the then outstanding principal amount and (ii) one (1) times the then current accrued but unpaid interest.  The definition of a QEF was amended in December 2012 to be new shares issued resulting in proceeds of at least $6,000,000, of which $4,000,000 is from new investors.  The definition of a QEF was subsequently amended in June 2013 to be new shares issued resulting in proceeds of at least $7,500,000, of which $4,000,000 is from new investors.

The Company accounted for the December 2012 modification as an extinguishment of all of its May 2012 and August 2012 notes following the guidance in ASC 470-40-10 which provides that a modification or exchange of debt instruments that adds or modifies a substantive conversion feature should be accounted for as an extinguishment of the existing debt at the modification date.  Accordingly, as a result of the December 2012 debt modification, the Company recognized in 2012 a loss on extinguishment of the May 2012 and August 2012 notes of $1,518,585 based on the difference between the net carrying amount of the original debt and the fair value of the amended debt.

For all other amendments to the 2012 Notes subsequent to the December 2012 amendment, the Company compared the present value of the cash flows of the original notes to the present value of the cash flows of the amended notes taking into consideration the effects of the modified terms, primarily the extension of the maturity date.  The Company determined that the cash flow effect on a present value basis was not materially different, and therefore all other amendments to the 2012 Notes were accounted for as a debt modification.  The modification had a de minimis effect as there were no material lender fees or third party expenses incurred.

2013 Notes

On June 28, 2013 the Company entered into a convertible promissory note purchase agreement with certain investors providing for an aggregate of $450,000 for working capital needs.  In June 2013, the Company issued $150,000 in notes for cash.  In July 2013 and September 2013, additional notes were issued for cash proceeds of $150,000 and $150,000, respectively, resulting in aggregate borrowings of $450,000 (collectively the “2013 Notes”).  All notes bear interest at a compound rate of 7% per annum.  The 2013 Notes had an original maturity of January 31, 2014, but in March 2014 that date was extended to December 31, 2014.  The 2013 Notes are senior to the 2012 Notes in terms of repayment priority.

Allegro Diagnostics Corp.

Notes to Financial Statements

The 2013 Notes automatically convert into shares of stock issued in a QEF, defined as the first sale of preferred stock to other than existing stockholders of the Company, at a conversion amount equal to 75% of the lowest effective price per share paid by investors in the next financing to the extent a closing occurs prior to maturity.  To the extent a QEF does not occur prior to maturity or in the event of the sale of the Company, the holders of the 2013 Notes can elect to convert the 2013 Notes into shares of newly designated Series A-1 Redeemable Convertible Preferred Stock at a conversion price of $2.467 per share or the holders of the 2013 notes can elect to receive an amount equal to the sum of (i) five (5) times the then outstanding principal amount under such Note and (ii) one (1) times the then current accrued but unpaid interest.

For all amendments to the 2013 Notes, the Company compared the present value of the cash flows of the original notes to the present value of the cash flows of the amended notes taking into consideration the effects of the modified terms, primarily the extension of the maturity date.  The Company determined that the cash flow effect on a present value basis was not materially different, and therefore all other amendments to the 2013 Notes were accounted for as a debt modification.  The modification had a de minimis effect as there were no material lender fees or third party expenses incurred.

Embedded Derivative Instrument

The provision contained in the 2012 Notes and 2013 Notes providing for repayment of five times the outstanding principal under certain conditions constitutes an embedded derivative liability requiring bifurcation and separate accounting.  Under ASC 815-15-25, the derivative is recorded at fair value with any changes in fair value recorded in earnings at each balance sheet date.

At issuance, the estimated aggregate fair value of the derivative bifurcated from the 2012 Notes was $1,349,885.  This amount is treated as a discount to the debt and is accreted up to the par value of the 2012 Notes over the original maturity term.

At issuance, the estimated aggregate fair value of the derivative bifurcated from the 2013 Notes was $304,346.  This amount is treated as a discount to the debt and is accreted up to the par value of the 2013 Notes over the original maturity term.

The Company estimated the fair value of the derivative liability at December 31, 2013 to be $7,837,680.

Gala Therapeutics Note Payable

On October 30, 2013, the Company entered into a promissory note purchase agreement (“Gala Note”) with certain lenders providing for an aggregate of $3,620,000 for working capital needs.  In November 2013, the Company issued $1,300,000 in notes for cash.  The Gala note purchase agreement provided for the issuance of an additional $2,320,000 in notes once certain clinical trial data became available.  The Gala Note bears interest at 9%, and the original maturity was February 15, 2014, however in March 2014, the maturity date was amended to December 31, 2014.

The original terms of the agreement stated the notes were automatically convertible (i) immediately after the issuance of the additional $2,320,000 notes, in the event that certain clinical trial data was materially consistent with previous clinical data, the principal and accrued interest shall automatically be converted into shares of preferred stock that is junior to the Company’s Series A Convertible Preferred Stock or (ii) immediately after the issuance of the additional $2,320,000

Allegro Diagnostics Corp.

Notes to Financial Statements

notes, in the event that the clinical data is not materially consistent, the principal and accrued interest shall automatically be converted into shares of preferred stock that is senior to the Company’s Series A Convertible Preferred Stock.

On March 28, 2014, the maturity date was amended to be the earlier of (i) a deemed liquidation event (including a sale of the Company or a change in control) or (ii) December 31, 2014.  In addition, the automatic conversion provisions were deleted in their entirety as part of this amendment and Gala was no longer obligated to make any additional loans, including the $2,320,000 additional loan.

2011 Convertible Note Payable

On November 18, 2011, the Company converted $480,000 of license fees owed to a third party plus accrued but unpaid interest thereon into a promissory note payable of $506,216 (“2011 Note”).  The 2011 Note bears interest at a rate equal to 3.25% per annum and is due and payable at maturity.  All outstanding principal and interest under the 2011 Notes is due and payable upon the earliest to occur of: (i) November 18, 2013, (ii) the date on which the Company has earned revenue from the sale of its commercial products of at least $5,000,000 for any twelve month period or (iii) the date on which the Company consummates a merger or sale of the Company such that the Company is not the surviving entity.  The Company may prepay, at any time, all or a portion of the principal balance of the note without penalty.  At the option of the holder, the unpaid principal and accrued interest thereon may be converted into shares of capital stock of the Company issued in a qualified financing at a conversion rate equal to 90% of the price paid for the newly issued stock.  A qualified financing is defined as stock sold prior to November 18, 2013 which results in aggregate gross proceeds to the Company of at least $5,000,000.

In November 2012, the maturity Date was amended such that the new maturity date would be the earliest of (i) February 18, 2014, (ii) the date the Company consummates an equity financing of at least $2,000,000, (iii) the Company earns revenue of at least $5,000,000, or (iv) a change in control, rather than the original maturity date of November 18, 2013.  In addition, interest on the unpaid principal amount of the 2011 Note shall accrue beginning on the Original Note Issuance Date (November 18, 2011) at a rate equal to 3.25% per annum and increased to a rate equal to 6% per annum on November 1, 2013.  The 2011 Note was paid in full in May 2014.

For the November 2012 amendment, the Company compared the present value of the cash flows of the original notes to the present value of the cash flows of the amended notes taking into consideration the effects of the modified terms, primarily the extension of the maturity date.  The Company determined that the cash flow effect on a present value basis was not materially different, therefore all other amendments to the 2011 Note were accounted for as a debt modification and accordingly, no additional expense was recognized as a result of the modification.

The carrying amounts and estimated fair values of the Company’s notes payable and derivative liability at December 31, 2013 were as follows:

	Carrying	Fair
	Value	Value

Convertible promissory notes	$5,749,722	$5,795,102
Derivative liability	$7,837,680	$7,837,680

Allegro Diagnostics Corp.

Notes to Financial Statements

5.                            Preferred Stock

On May 11, 2010, the Company amended its articles of incorporation to increase the number of authorized preferred stock shares from 5,718,027 to 8,418,002 shares of $0.01 par value Series A Redeemable Convertible Preferred Stock (“Series A Preferred Stock”).  All rights and preferences remained unchanged.

In June 2011, the Company amended its articles of incorporation to effect a three-for-one stock split of its Series A Preferred Stock.  All issued share amounts contained herein are reflective of the stock split.

On June 28, 2011, the Company issued an additional 1,418,727 shares of Series A Preferred Stock at $2.467 per share for aggregate proceeds of $3,500,000.  In conjunction with the additional sale of Series A Preferred Stock, all outstanding principal and interest on the 2010 Notes in the aggregate amount of $1,897,579 were converted into 961,478 shares of Series A Preferred Stock.  In connection with the Series A Convertible Preferred Stock Purchase Agreement, the Company increased the authorized shares of $0.01 par value Series A Preferred Stock to 44,145,897 shares.

In December 2011, the Company amended its articles of incorporation to effect a one-for-ten reverse stock split of its Series A Preferred Stock and common stock.  All issued share amounts contained herein are reflective of the reverse stock split.

The Series A Preferred Stock has the following rights and preferences:

Voting Rights

The Series A preferred stockholders are entitled to the number of votes equal to the number of shares of common stock into which the shares of Series A Preferred Stock held by each holder are then convertible.

Dividends

Whether or not declared by the Company’s Board of Directors, dividends on the Series A Preferred Stock accrue at a rate of 8% per annum and are cumulative.  The Company recorded cumulative dividends and accretion to redemption value through charges to stockholders’ deficit of $808,149, for the year ended December 31, 2013, in connection with these dividend and redemption rights.

Liquidation Preference

In the event of a liquidation, dissolution or winding up of the Company, inclusive of a sale of the Company, the Series A preferred stockholders will be entitled to receive, on a pro-rata basis and in preference to all common stockholders, an amount per share equal to the Series A issuance price plus any accrued but unpaid dividends, whether or not declared.  The Series A preferred stockholders shall only receive a liquidation amount equal to a maximum of three times the Series A Preferred Stock original issuance price.  After payment of all preferential amounts required to be paid to the holders of the Series A Preferred Stock, the remaining assets of the Company available for distribution shall be distributed to the holders of the common stock pro-rata based upon the number of shares held by each holder.

Conversion

Each share of Series A Preferred Stock is convertible into a certain number of shares of common stock, as defined, adjustable for certain dilutive events.  The number of shares of common stock is determined by dividing the original issue price by the conversion price, as defined, multiplied by the number of preferred shares being converted.  The conversion rate is subject to adjustments, as defined.  The conversion price for Series A Preferred Stock is $2.467 per share, which is equal to the original issuance price.  Conversion is at the option of the holder; however, it is automatic upon the closing of an initial public offering resulting in net proceeds of at least $30,000,000.

Redemption

Beginning on June 28, 2016, the holders of Series A Preferred Stock have the right to have the Company redeem their shares at an amount equal to the original offering price per share of $2.467 plus any accrued and unpaid dividends, whether or not declared by the Company’s Board of Directors.  The redemption amount is limited to three times the original issuance price of the Series A Preferred Stock.  The Series A preferred stockholders may elect to have their shares redeemed in three annual installments beginning on June 28, 2016 as follows:

June 28, 2016	33.33%
June 28, 2017	50.00%
June 28, 2018	100.00%

6.                            Common Stock

On June 28, 2011, the Board of Directors increased the number of authorized shares of $0.01 par value common stock to 65,082,781 shares.

On May 11, 2010, the Company amended its articles of incorporation to increase the number of authorized shares from 16,858,391 to 18,829,886 shares of $0.01 par value common stock.  All rights and preferences remained unchanged.

As of December 31, 2013, the Company has reserved 64,273,667 shares of common stock for the issuance of common stock upon exercise of common stock options and conversion of preferred stock.

7.                            Stock Compensation Plan

The Company’s Board of Directors approved the 2008 Equity Incentive Plan, (the “Plan”).  Under the terms of the Plan, incentive stock options (ISOs) may be granted to officers and employees and nonqualified stock options and restricted stock awards may be granted to directors, consultants, employees and officers of the Company.  The exercise price of ISOs cannot be less than the fair value of the Company’s common stock on the date of grant or less than 110% of the fair value in the case of employees holding more than 10% of the voting stock of the Company.  The options vest over a period determined by the Board of Directors, generally four years, and expire not more than ten years from the date of grant.

On June 28, 2011, the Board of Directors increased the number of shares of common stock issuable pursuant to the 2008 Equity Incentive Plan to 1,490,656 shares.

As of December 31, 2013, the Company’s authorized common stock includes 1,490,656 shares of common stock reserved for issuance of options and restricted stock under the Plan, of which 97,250 shares are available for future grants.

Allegro Diagnostics Corp.

Notes to Financial Statements

Stock option activity under the Plan is as follows:

			Weighted
		Weighted	Average
		Average	Remaining
	Option	Exercise Price	Contractual
	Shares	Per Share	Life (Years)

Outstanding at December 31, 2012	1,195,998	$0.24	8.76
Cancelled	(8,675)
Outstanding at December 31, 2013	1,187,323	$0.24	7.70
Exercisable and expected to vest at December 31, 2013	1,187,323	$—	7.70
Exercisable at December 31, 2013	825,399	$0.25	7.70

The following table summarizes information about stock options outstanding as of December 31, 2013:

				Options Vested and
	Options Outstanding			Exercisable
		Weighted-
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number of	Contractual	Exercise Price	Number of	Exercise Price
Exercise Price	Options	Life (Years)	(Per Share)	Options	(Per Share)

$0.80	$80,969	5.46	$0.80	$74,752	$0.80
$0.20	1,106,354	7.93	0.20	750,647	0.20
	$1,187,323			$825,399

During the year ended December 31, 2013, compensation expense related to the issuance of stock options and stock awards amounted to $56,651 of which $23,802 and $32,849 is included in research and development and general and administrative expenses, respectively, in the accompanying statement of operations.

As of December 31, 2013, there is approximately $89,775 of unrecognized compensation expense related to unvested share-based compensation arrangements granted under the Plan.  That cost is expected to be recognized over a weighted average period of 1.95 years.

The Company recognizes compensation expense for only the portion of options that are expected to vest.  Therefore, the Company has estimated expected forfeitures of stock options.  In developing a forfeiture rate estimate, the Company considered its historical experience.  If the actual number of forfeitures differs from those estimated by management, additional adjustments to compensation expense may be required in future periods.  No share based awards were issued in 2013.

Allegro Diagnostics Corp.

Notes to Financial Statements

8.                            Operating Leases

On April 1, 2010, the Company entered into a lease agreement for office space in Maynard, Massachusetts, which requires minimum monthly rental payments of $2,344 increasing to $4,390 over the 63 month term of the agreement, commencing on April 1, 2010.  The lease provides for three months of free rent, and required an initial security deposit in the amount of $13,170.  During the year ended December 31, 2013, rent expense incurred under this agreement amounted to $57,210.  The Company terminated its lease effective June 30, 2013 and is currently a tenant at will and pays $5,205 per month for office space.

9.                            Income Taxes

There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets. The reported amount of income tax expense for the years differs from the amount that would result from applying domestic federal statutory tax rates to pretax losses primarily because of changes in valuation allowance. Significant components of the Company’s net deferred tax asset at December 31, 2013 is as follows:

Net operating losses	$3,359,265
Capitalized intangible costs	15,607
Accrued expenses	551,119
Tax credit carryforwards	536,412
Depreciation and amortization	2,564
Other	44,291
Capitalized R&D	2,221,473
6,730,731
Less: Valuation allowance	(6,730,731)
Net deferred tax asset	$—

As of December 31, 2013, the Company has federal net operating loss carryforwards of approximately $8,757,753 and $7,229,819, respectively, which begin to expire in 2027 and 2029, respectively.  The Company also has federal and state research and development credit carryforwards of $432,751 and $157,063, respectively, which being to expire in 2028 and 2023, respectively.

Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets, which are comprised principally of net operating loss carryforwards and research and development credits. Under the applicable accounting standards, management has considered the Company’s history of losses and concluded that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets. Accordingly, a full valuation allowance of $6,730,731 has been established for December 31, 2013.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations.  The company thus is still open under statute from 2010 to the present.  Earlier years may be examined to the extent that credit or loss-carry-forwards are used in future periods. The resolution of tax matters is not expected to have a material effect on the Company’s financial statements. The Company’s policy is to record interest and penalties related to income taxes as part of the tax provision.

Allegro Diagnostics Corp.

Notes to Financial Statements

The Company adopted the authoritative guidance on accounting for and disclosure of uncertainty in tax positions on January 1, 2009, which required the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon the ultimate settlement with the relevant taxing authority. The Company has determined that the adoption of this authoritative guidance did not have a material effect on the financial statements.

Utilization of the net operating loss (“NOL”) and research and development (“R&D”) credit carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership change limitations that have occurred previously or that could occur in the future.  These ownership changes may limit the amount of NOL and R&D credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively.  The Company has not completed a study to assess whether an ownership change has occurred, or whether there have been multiple ownership changes since its formation, due to significant complexity and related costs associated with such a study.  There could also be additional ownership changes in the future, which may result in additional limitations on the utilization of NOL carryforwards and R&D credits.

10.                     Employee Savings Plan

The Company sponsors a 401k Plan (the “Plan”) covering substantially all of its employees.  The Plan allows employees to defer a percentage of their eligible compensation up to the maximum allowed for federal income tax purposes.  The Company makes a 3% safe harbor contribution on the compensation of eligible employees.  All contributions to the Plan are vested 100%.  During the year ended December 31, 2013, the Company made contributions to the plan in the amounts of $24,090.

Prior to 2012 the Company sponsored a Simple IRA Savings Plan (the “Simple Plan”) covering substantially covering substantially all of its employees.  The Plan allows employees to defer a percentage of their eligible compensation up to the maximum allowed for federal income tax purposes.  The Company, at the discretion of the Board of Directors, may also make contributions to the Simple Plan.  All contributions to the Simple Plan are 100% vested.  No contributions were made to the Simple Plan during the year ended December 31, 2013.

11.                     Commitments and Contingencies

Indemnifications

The Company is a party to a number of agreements entered into in the ordinary course of business which contain typical provisions that obligate the Company to indemnify the other parties to such agreements upon the occurrence of certain events.  Such indemnification obligations are usually in effect from the date of execution of the applicable agreement for a period equal to the applicable statute of limitations.  The aggregate maximum potential future liability of the Company under such indemnification provisions is uncertain.  Since its inception, the Company has not incurred any expenses as a result of such indemnification provisions.  The Company has not recorded any liability related to such indemnification provisions as of December 31, 2013.

Allegro Diagnostics Corp.

Notes to Financial Statements

Assignment and Assumption Agreement

In July 2007, the Company entered into an Assignment and Assumption Agreement with a third party and was assigned all of the rights and obligations under a Master License Agreement between an investor of the Company and this third party.  In accordance with the original Master License Agreement and the Assignment and Assumption Agreement, the Company obtained a license to use certain patent rights and Information owned by this third party.  On November 18, 2011, the Company entered into Amendment No. 1 to the Assignment and Assumption Agreement under which the remaining license fees payable to the third party of $480,000 plus accrued but unpaid interest thereon was converted into a promissory note payable of $506,216 (See Note 4).  The Master License Agreement requires the Company to reimburse the investor for the investor’s patent filing costs.  Upon commercialization of a product containing the patent rights and information licensed by this investor to the Company, the Company will be obligated to pay the investor a royalty of up to 1% on net sales of those products.  The Master License Agreement terminates upon the expiration or termination of the underlying patent rights in each country.

Technology License Agreement

The Company is a party to an agreement with the same third party investor referred to in the Assignment and Assumption Agreement above, for the option and right to acquire a license to certain technology in order to evaluate the effectiveness of certain diagnostic testing for lung diseases.  In accordance with the terms of this agreement, the Company obtained an exclusive worldwide license to use this technology in the eventual development of licensed products by the Company.  The agreement requires the Company to reimburse the third party for its patent filing costs.  Upon successful development of a product containing the licensed technology, the Company will pay a license fee of $10,000 in year 1 and the annual license fee will increase to $20,000 per year thereafter.  In accordance with the agreement, the Company will also pay patent-based royalties to this investor upon the sale of its licensed products ranging from 1-3% of calendar year net sales.  In the event the aggregate net sales of the product containing the licensed technology reach $30,000,000, the Company must pay the third party $300,000.  For the year ended December 31, 2013 the Company did not incur any expenses related to this agreement

12.                     Subsequent Events

The Company has performed an evaluation of subsequent events through August 22, 2014, which is the date the financial statements were issued.

In March, June, and August 2014, the Company borrowed an aggregate of $1,500,000 from existing investors through the issuance of convertible promissory notes.  The notes mature on December 31, 2014 and accrue interest at 9% per annum.  The Notes are automatically convertible into the next series of stock in a qualified equity financing whereby the Company receives proceeds of at least $7,500,000, of which $4,000,000 is from new investors.  The notes are convertible at a discount of 75% of the amount paid for new securities.  In the event a qualified equity financing has not occurred prior to the maturity date, these notes are convertible at the option of the holder into a newly designated Series A-1 Preferred Stock at a price of $2.467.

In May 2014, the Company repaid the 2011 Note in its entirety.